SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934
       Date of Report (Date of earliest event reported):November 29, 1999

                           BIOGAN INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                    .33-23489              58-1832055
(State or other jurisdiction         (Commission            (IRS Employer
     of incorporation)               File Number)         Identification No.)

         7213 Potomac Drive, Boise, Idaho                   83704
     (Address of principal executive offices)             (Zip Code)

        Registrant's telephone number, including area code. 208-376-8500
      ____________________________________________________________________
         (Former name or former address, if changed since last report.)


Item 5. Other Events.

     1. Pursuant to the terms of the Agreement and Plan of Reorganization between Biogan, Tiaro Bay Resources, Inc. and Hechi Industrial Co., LTD. previously reported, on November 29, 1999, Rulon L. Tolman and L. William Glazier resigned as officers and directors of Biogan International, Inc. Gilles Laverdiere was appointed director, and the Chairman of the Board, President and CEO of Biogan for a term of 3 years. There remains a vacancy on the board which is to be filled by an appointment of the existing board members. Ron Tolman remained on the board of directors, and as Executive Vice President.

     2. On November 30, Biogan entered into a revised "Share Exchange Agreement" directly with Hechi Incustrial Co., LTD executed by Gilles Laverdiere as Chairman of the Board of Biogan. The agreement essentially carries the same terms as previously reported calling for the reverse stock split of Biogan stock, 1 share for 12, the change of name from Biogan to HMZ Metals, Inc., and the issuance of 33,300,000 shares of HMZ common stock for the acqusision of 100% of the outstanding stock of Hechi. Under the terms of the Share Exchange Agreement:

          A. The closing will take place in Hong Kong on a date after a timetable has been received from Biogan auditors in Hong Kong as to completion of the financial statements in compliance with SEC regulations; and after Biogan counsel has established the entity structure for ownership of assets located in China in compliance with Republic of China laws

          B. Hechi warrants that it has all rights to develop the assets presented to Biogan, and that all shareholders of Hechi have agreed to the share exchange.

          C. Biogan warrants that it will change its name to HMZ Metals, Inc., effect the reverse 1 for 12 reverse stock split, and pay a nonrefundable US$200,000 by December 1, 1999.

          D. Biogan has the responsibility to issue 33,300,000 shares of its common stock for the Hechi shares of stock, and after closing, to raise additional capital with stock for the upgrading and building of metal refineries for the project.

     3. On November 30 Gilles Laverdiere arranged the contribution of US$400,000 to the capital of Biogan, from which Biogan paid on December 1 a US$200,000 nonrefundable earnest money payment to Hechi, and the remaining US$200,000 is held for the payment of existing liabilities, and legal and accounting expenses in closing the Hechi acquisition.

     4. Biogan has arranged for auditors from Hong Kong to be in China to commence the year end audit of Hechi according to US GAAP, starting December 20 and continuing until finished, which is estimated to be the first week of February, 2000.

     5. The closing date previously reported as December 17, 1999, has been extended to a date in January to be named, but prior to January 31, 2000. The extension allows the auditors to make an audit of Hechi according to US GAAP, as required by the SEC, as of December 31, 1999; to timely establish the entity structure for closing with ownership of assets in the Republic of China; and to timely file notice of the closing and the financial statements.


     Gilles Laverdiere is 46 years of age, married with two children, and living in Longueuil, Quebec, as a Canadian citizen. He received a B. Sc. Degree in Geology in 1976, from the University of Montreal, and a License in Ecology in 1996 from the University du Quebec in Abitibi-Temiscamingue.

     He was a director of Ariel Mining Group from 1985 to 1999; President and CEO of

Giminex Inc. from 1985 to 1999; Chairman and CEO of Tiaro Bay Resources Inc. from 1996-1999, and Chairman of Mirandor Exploration Inc. from 1998.

     Mr. Laverdiere has been a geologist since 1978 and has over 20 years experience in gold and base metals exploration and mining in North America, South America and Asia. He has been managing exploration programs for public junior mining companies and has also been the administrative manager of the projects.



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                                   Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                             BIOGAN INTERNATIONAL, INC.
                                                  (Registrant)

Date:    December 15, 1999             By /s/ GILLES LAVERDIERE
                                          Gilles Laverdiere, President and CEO


Date:    December 15,  1999.           By /s/ RONALD J. TOLMAN
                                          Ronald J. Tolman, Vice-President